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As filed with the Securities and Exchange Commission on March 11, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN HOMES 4 RENT
(Exact name of registrant as specified in its governing instrument)

Maryland (State or other jurisdiction of incorporation or organization)	46-1229660 (I.R.S. Employer Identification Number)

30601 Agoura Road, Suite 200
Agoura Hills, California 91031
(805) 413-5300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Sara H. Vogt-Lowell
Chief Legal Officer
American Homes 4 Rent
30601 Agoura Road, Suite 200
Agoura Hills, California 91301
(805) 413-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James E. Showen
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, D.C. 20004
Tel: (202) 637-5600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Shares, $0.01 par value per share	8,849,588	15.43	$136,549,142.80	$13,750.50

(1)
Represents the sum of (i) the estimated maximum number of Class A common shares, $0.01 par value per share ("Class A common shares"), of American Homes 4 Rent that could be issuable upon exchange of the 3.25% Exchangeable Senior Notes due 2018 of American Residential Properties OP, L.P., a Delaware limited partnership, assuming a maximum exchange rate of 57.5043 Class A common shares per $1,000 principal amount of notes, and (ii) the estimated maximum number of Class A common shares issuable to certain holders upon conversion or redemption of such holders' limited partnership interests ("New AMH OP units") of American Homes 4 Rent, L.P., a Delaware limited partnership ("our operating partnership"), in accordance with the Agreement of Limited Partnership of our operating partnership. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional Class A common shares that may be issued from time to time upon exchange of such notes or conversion or redemption of New AMH OP units as a result of share splits, share dividends or similar transactions. No additional consideration will be received for such additional shares, and therefore no registration fee is or will be required pursuant to Rule 457(i) under the Securities Act.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act and, in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale price per Class A common share on the New York Stock Exchange on March 7, 2016.

PROSPECTUS

8,849,588 SHARES

Class A Common Shares

          This prospectus relates to the offer and sale, from time to time, of up to 8,849,588 Class A common shares of beneficial interest, $0.01 par value per share, or the Class A common shares, of American Homes 4 Rent by the selling shareholders identified in this prospectus or in supplements to this prospectus, and to any of their pledgees, donees, transferees or other successors-in-interest, including (i) up to 7,505,749 Class A common shares that we may issue in exchange for the outstanding $115,000,000 aggregate principal amount of 3.25% Exchangeable Senior Notes due 2018, or the notes, and (ii) up to 1,343,839 Class A common shares that we may issue to certain holders who received units of limited partnership interest, or AMH OP units, in American Homes 4 Rent, L.P., or our operating partnership, in connection with the partnership merger, such AMH OP units received in connection with the partnership merger herein referred to as the New AMH OP units, upon conversion or redemption of the New AMH OP units in accordance with the Agreement of Limited Partnership of our operating partnership. See "Selling Shareholders."

          The notes were issued and sold in a private transaction, or the ARP notes transaction, by American Residential Properties OP, L.P., a Delaware limited partnership, or ARP OP, to holders thereof, pursuant to an Indenture, dated as of November 27, 2013, which we refer to herein as the Indenture, among ARP OP, as issuer, American Residential Properties, Inc., or ARPI, as guarantor, and U.S. Bank, National Association, or the trustee, as trustee. In connection with the ARP notes transaction, holders of the notes were granted the right, under certain circumstances, to exchange all or part of their notes for shares of common stock, $0.01 par value per share, of ARPI, or ARPI common stock.

          Pursuant to an Agreement and Plan of Merger, or the merger agreement, dated as of December 3, 2015, by and among us, Sunrise Merger Sub, LLC, a wholly owned subsidiary of us, or Merger Sub, our operating partnership, OP Merger Sub, LLC, or OP Merger Sub, ARPI, ARP OP and American Residential GP, LLC, among other things, (i) on February 29, 2016, ARPI merged with and into Merger Sub, with Merger Sub continuing as the surviving entity, which transaction we refer to herein as the parent merger, (ii) on February 29, 2016, OP Merger Sub merged with and into ARP OP, with ARP OP continuing as the surviving entity, which transaction we refer to herein as the partnership, and together with the parent merger, the mergers, (iii) in connection with the partnership merger, each outstanding limited partnership interest in ARP OP and each outstanding vested LTIP unit of ARP OP was converted into 1.135 New AMH OP units, and (iv) we entered into a Supplemental Indenture, dated as of February 29, 2016, which we refer to herein as the Supplemental Indenture, with the trustee, ARPI REIT, LLC (formerly known as Merger Sub) and ARP OP, which provides that, under certain circumstances, the notes will be exchangeable for 1.135 Class A common shares for each share of ARPI common stock that such holder would have received, if such holder had exchanged the notes prior to the closing of the merger.

          The recipients of such Class A common shares (i) in exchange for the notes or (ii) upon conversion or redemption of the New AMH OP units, whom we refer to herein collectively as the selling shareholders, may use this prospectus together with an accompanying prospectus supplement to resell from time to time some or all of the Class A common shares that we may issue to them (i) upon the exchange of the notes or (ii) upon conversion or redemption of the New AMH OP units. This prospectus describes some of the general terms that apply to the Class A common shares issuable (i) upon exchange of the notes or (ii) upon conversion or redemption of the New AMH OP units.

          The registration of our Class A common shares covered by this prospectus and any accompanying prospectus supplements does not necessarily mean that any of the selling shareholders (i) will exchange their notes for our Class A common shares, that upon any exchange of the notes we will elect, in our sole and absolute discretion, to exchange some or all of the notes for our Class A common shares rather than cash, or that any of our Class A common shares received upon exchange of the notes will be sold by the selling shareholders, or (ii) will elect to convert or redeem the New AMH OP units for our Class A common shares, that upon any redemption of the New AMH OP units we will elect, in our sole and absolute discretion, to satisfy any redemption by payment in the form of our Class A common shares rather than cash, or that any of our Class A common shares received upon conversion or redemption of the New AMH OP units will be sold by the selling shareholders.

          We will not receive any cash proceeds from any issuance of our Class A common shares to the selling shareholders upon exchange of the notes, conversion or redemption of the New AMH OP units or from any sale of such Class A common shares by the selling shareholders, but we have agreed to pay certain registration expenses relating to such Class A common shares. The selling shareholders from time to time may offer and sell our Class A common shares held by them directly or through one or more underwriters, broker-dealers, agents or any combination thereof on terms to be determined at the time of sale, as described in more detail in this prospectus and any accompanying prospectus supplements.

          We are a Maryland real estate investment trust. We have elected to be taxed as a real estate investment trust, or REIT, under federal income tax laws commencing with our first taxable year ended December 31, 2012. To assist us in complying with certain federal income tax requirements applicable to REITs, our declaration of trust generally limits beneficial and constructive ownership by any person to no more than 8.0% in value or in number of shares, whichever is more restrictive, of the outstanding Class A common shares. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our Class A common shares. See "Restrictions on Ownership and Transfer."

          Our Class A common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol "AMH." On March 7, 2016, the last reported sale price of our Class A common shares on the NYSE was $15.45 per share. Our principal executive offices are located at 30601 Agoura Road, Suite 200, Agoura Hills, California 91301, and our telephone number is (805) 413-5300.

          You should carefully read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplements before you invest in our Class A common shares.

          Investing in our Class A common shares involves risks. You should carefully consider the risks described under "Risk Factors" on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our Class A common shares.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our Class A common shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 11, 2016.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under the shelf registration process, the selling shareholders may, from time to time, sell the offered securities described in this prospectus and any accompanying prospectus supplement in one or more offerings. Additionally, under the shelf registration process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more selling shareholders. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

        You should rely only on the information contained in this prospectus and any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Class A common shares in any jurisdiction where the offer or sale of Class A common shares is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in "Incorporation of Certain Information by Reference" below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        Selling shareholders may offer our Class A common shares directly or through one or more underwriters, broker-dealers, agents or any combination thereof. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of Class A common shares. See "Plan of Distribution" in this prospectus.

        Unless the context requires otherwise, references in this prospectus to "we," "our," "us," "our company" and "the Company" refer to American Homes 4 Rent, a Maryland real estate investment trust, together with its consolidated subsidiaries, including American Homes 4 Rent, L.P., a Delaware limited partnership, which we refer to as "our operating partnership."

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Various statements contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan," "goal" or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to economic, competitive, regulatory and other risks, contingencies, trends and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed under "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2015 and elsewhere in this prospectus and any accompanying prospectus supplement, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following:

  •
  We are employing a new and untested business model with no proven track record, which may make our business difficult to evaluate.

  •
  We are a recently organized REIT with a limited operating history, and we may not be able to successfully operate our business or generate sufficient cash flows to make or sustain distributions on Class A common shares.

  •
  We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results.

  •
  We intend to continue to expand our scale of operations and make acquisitions even if the rental and housing markets are not as favorable as they were when we commenced operations, which could adversely impact anticipated yields.

  •
  Our future growth depends, in part, on the availability of additional debt or equity financing. If we cannot obtain additional financing on terms favorable or acceptable to us, our growth may be limited.

  •
  Our investments are and will continue to be concentrated in our target markets and the single-family properties sector of the real estate industry, which exposes us to seasonality fluctuations in rental demand and downturns in our target markets or in the single-family properties sector.

  •
  We face significant competition for acquisitions of our target properties, which may limit our strategic opportunities and increase the cost to acquire those properties.

  •
  We face significant competition in the leasing market for quality tenants, which may limit our ability to rent our single-family homes on favorable terms or at all.

  •
  Improving economic conditions, combined with historically low residential mortgage rates, may cause some potential renters to seek to purchase residences rather than lease them and, as a result, cause a decline in the number and quality of potential tenants.

  •
  Our evaluation of properties involves a number of assumptions that may prove inaccurate, which could result in us paying too much for properties we acquire or overvaluing our properties or our properties failing to perform as we expect.

  •
  If occupancy levels and rental rates in our target markets do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

  •
  We depend on our tenants and their willingness to renew their leases for substantially all of our revenues. Poor tenant selection and defaults and nonrenewals by our tenants may adversely affect our reputation, financial performance and ability to make distributions on Class A common shares.

  •
  Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distribution to our shareholders.

        While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance, and you should not unduly rely on them. The forward-looking statements in this prospectus speak only as of the date of this prospectus. We are not obligated to update or revise these statements as a result of new information, future events or otherwise, unless required by applicable law.

 OUR COMPANY

        American Homes 4 Rent is an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing and operating single-family homes as rental properties. We commenced operations in November 2012 to continue the investment activities of American Homes 4 Rent LLC, which was founded by our chairman, B. Wayne Hughes, in 2011 to take advantage of the dislocation in the single-family rental market. We completed our initial public offering on the New York Stock Exchange, or the NYSE, in August 2013.

        As of December 31, 2015, we owned 38,780 single-family properties in 22 states and had an additional 12 properties in escrow that we expect to acquire, subject to customary closing conditions, for an aggregate purchase price of approximately $1.7 million. As of December 31, 2015, 36,403, or 93.9%, of our properties were leased. We have an integrated operating platform that consists of approximately 781 personnel dedicated to property management, acquisitions, construction, marketing, leasing, financing and administrative functions. Our properties are internally managed through our proprietary property management platform.

        We believe we have become a leader in the single-family home rental industry by aggregating a geographically diversified portfolio of high quality single-family homes and developing "American Homes 4 Rent" into a nationally recognized brand that is well-known for quality, value and tenant satisfaction and is well respected in our communities. In addition to single-family properties, we also may seek to invest in condominium units, townhouses and real estate-related debt investments. Our investments may be made directly or through investment vehicles with third-party investors. In addition to individual property purchases, we may pursue bulk acquisitions from financial institutions, government agencies and competitors. Our objective is to generate attractive, risk-adjusted returns for our shareholders through dividends and capital appreciation.

        We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under federal income tax laws, for each of our taxable years commencing with our taxable year ended December 31, 2012, and we expect to satisfy the requirements for qualification and taxation as a REIT under federal income tax laws for our taxable year ending December 31, 2016, and subsequent taxable years.

        Our Class A common shares are listed on the NYSE under the symbol "AMH." Our principal executive offices are located at 30601 Agoura Road, Suite 200, Agoura Hills, California 91301. Our main telephone number is (805) 413-5300. Our website address is www.americanhomes4rent.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

 RISK FACTORS

        Investing in our Class A common shares involves a high degree of risk. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, together with all the other information contained or incorporated by reference into this prospectus and any accompanying prospectus supplement, and the risks we have highlighted in other sections of this prospectus and any accompanying prospectus supplement, before making an investment decision to purchase our Class A common shares offered by this prospectus. Please refer to the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant part of your investment in our Class A common shares. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled "Cautionary Note Regarding Forward-Looking Statements."

        Future sales or issuances of our Class A common shares or securities convertible into or exercisable or exchangeable for our Class A common shares may cause the market price of our Class A common shares to decline.

        The sale of substantial amounts of our Class A common shares, whether directly by us or in the secondary market, the perception that such sales or other issuances of Class A common shares could occur or the availability for future sale or issuance of our Class A common shares or securities convertible into or exchangeable or exercisable for our Class A common shares could materially and adversely affect the market price of our Class A common shares and our ability to raise capital through future offerings of equity or equity-related securities.

 USE OF PROCEEDS

        The selling shareholders will receive all of the proceeds from the resale of our Class A common shares under this prospectus or any accompanying prospectus supplement. We will not receive any cash proceeds from these resales.

SELLING SHAREHOLDERS

        Following the ARP notes transaction, the 3.25% Exchangeable Senior Notes due 2018 were sold by the initial purchasers of the notes in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, to persons reasonably believed by the initial purchasers to be qualified institutional buyers as defined by Rule 144A under the Securities Act. Under certain circumstances, we may issue our Class A common shares upon the exchange of the notes. We have the sole discretion to elect whether to exchange the notes for cash or our Class A common shares. The recipients of our Class A common shares in exchange for the notes, whom we refer to herein as the notes selling shareholders, may use this prospectus and an accompanying prospectus supplement to resell from time to time our Class A common shares that we may issue to them upon the exchange of the notes. Information about notes selling shareholders will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference into this prospectus.

        The following table sets forth information, as of March 7, 2016, with respect to the maximum number of our Class A common shares that could become beneficially owned by the notes selling shareholders in the aggregate should we issue our Class A common shares to such notes selling shareholders that may be offered pursuant to this prospectus, as supplemented, upon the exchange of the notes. Because the notes selling shareholders may offer all, some or none of the Class A common shares that we may issue upon the exchange of the notes and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares, no definitive estimate can be given as to the amount of Class A common shares that will be held by the notes selling shareholders after completion of this offer. The number of our Class A common shares issuable upon the exchange of the notes shown in the table below assumes exchange of the full amount of notes held by the notes selling shareholders at an assumed maximum exchange rate of 57.5043 of our Class A common shares per $1,000 principal amount of notes and a cash payment in lieu of any fractional share (the exchange rate of the notes as of December 3, 2015 was 47.4697 of our Class A common shares per $1,000 principal amount of notes). The exchange rate on the notes is subject to adjustment in certain events. Accordingly, the maximum number of our Class A common shares issuable upon the exchange of the notes may increase or decrease from time to time. In addition, due to the exchange settlement provisions of the notes, we may not be required to issue the maximum number of our Class A common shares upon any exchanges of notes. The Class A common shares beneficially owned following the exchange is based on 241,849,034 Class A common shares, 635,075 Class B common shares and 258,526,403 AMH OP units outstanding as of March 7, 2016.

        We cannot advise as to whether the notes selling shareholders will in fact sell any or all of such shares. Likewise, we cannot predict whether or when any holders of the notes will elect to exchange the notes or whether we will elect to satisfy any exchange of the notes with cash or our Class A common shares. In addition, the notes selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act.

Class A Common Shares Beneficially Owned Following the Exchange
		Maximum Number of Class A Common Shares Issuable Upon Exchange of Outstanding Notes				Class A Common Shares Beneficially Owned After Resale
	Class A Common Shares Beneficially Owned Prior to the Exchange				Number of Class A Common Shares Offered
Name			Shares	Percent		Shares	Percent
Unnamed shareholders or any future pledgees, donees, transferees or successors-in-interest of or from such unnamed shareholders(1)
Total		7,505,749

*
Less than one percent.

(1)
We will identify the notes selling shareholders, if any, by prospectus supplement or post-effective amendment before they may offer or sell their securities as and when required.

        In connection with the partnership merger, each outstanding limited partnership interest in ARP OP and each outstanding vested LTIP unit of ARP OP was converted into 1.135 New AMH OP units. As the general partner of the operating partnership, we have the sole discretion to elect whether, upon redemption by the holder thereof, to acquire such New AMH OP units for cash or our Class A common shares. The recipients of our Class A common shares upon conversion or redemption of the New AMH OP units, whom we refer to herein as the unit selling shareholders, may use this prospectus and an accompanying prospectus supplement to resell from time to time our Class A common shares that we may issue to them upon conversion or redemption of the New AMH OP units. Information about unit selling shareholders is set forth in this prospectus, and information about additional selling shareholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, that are incorporated by reference into this prospectus.

        The following table sets forth information, as of March 7, 2016, with respect to the unit selling shareholders and the maximum number of our Class A common shares that could become beneficially owned by the unit selling shareholders in the aggregate should we issue our Class A common shares to such unit selling shareholders that may be offered pursuant to this prospectus, as supplemented, upon conversion or redemption of the New AMH OP units. Because the unit selling shareholders may offer all, some or none of the Class A common shares that we may issue upon conversion or redemption of the New AMH OP units, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares, no definitive estimate can be given as to the amount of Class A common shares that will be held by the unit selling shareholders after completion of this offer. The number of our Class A common shares issuable upon conversion or redemption of the New AMH OP units shown in the table below assumes (i) conversion or redemption of all of the New AMH OP units held by the unit selling shareholders, (ii) that the New AMH OP units will be converted into and redeemed for our Class A common shares on a one-for-one basis, and (iii) the unit selling shareholders sell all of our Class A common shares beneficially owned by them (including any Class A common shares issued in conversion or redemption of the New AMH OP units held by them) that have been registered by us and do not acquire any additional Class A common shares during the offering.

        We cannot advise as to whether the unit selling shareholders will in fact sell any or all of such shares. Likewise, we cannot predict whether or when any holders of New AMH OP units will elect to convert or redeem the New AMH OP units or whether we will elect to satisfy any redemption of the New AMH OP units with cash or our Class A common shares. In addition, the unit selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date as of which the information is presented in the table below. Information concerning the unit selling shareholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

						Class A Common Shares Beneficially Owned After Resale
	Class A Common Shares Beneficially Owned Prior to the Conversion or Redemption of New AMH OP units	Maximum Number of Class A Common Shares Issuable Upon Conversion or Redemption of New AMH OP units	Class A Common Shares Beneficially Owned Following the Exchange
					Number of Class A Common Shares Offered
Name			Shares	Percent(1)		Shares	Percent
American Residential Management Inc.	—	198,625	198,625	*	198,625	—	0%
Stephen Schmitz	—	476,518	476,518	*	476,518	—	0%
Laurie Hawkes	—	485,598	485,598	*	485,598	—	0%
Shant Koumriqian	—	86,974	86,974	*	86,974	—	0%
Patricia Dietz	—	12,381	12,381	*	12,381	—	0%
Douglas Benham	—	12,208	12,208	*	12,208	—	0%
David Brain	—	12,208	12,208	*	12,208	—	0%
Keith Guericke	—	12,208	12,208	*	12,208	—	0%
Todd Mansfield	—	12,208	12,208	*	12,208	—	0%
Lani Porter	—	10,817	10,817	*	10,817	—	0%
(Christopher) Jay Byce	—	10,208	10,208	*	10,208	—	0%
Alex Moratorio	—	7,399	7,399	*	7,399	—	0%
Kate Burda	—	6,449	6,449	*	6,449	—	0%
Andrew Kent	—	38	38	*	38	—	0%

Total	—	1,343,839	1,343,839		1,343,839	—	0%

*
Less than one percent.

(1)
Based on 241,849,034 Class A common shares, 635,075 Class B common shares and 258,526,403 AMH OP units outstanding as of March 7, 2016.

 DESCRIPTION OF CLASS A COMMON SHARES

        The following is a summary of the material terms of our common shares and certain terms of our declaration of trust and bylaws:

General

        We are authorized to issue 500,000,000 common shares, consisting of 450,000,000 Class A common shares of beneficial interest, $0.01 par value per share ("Class A common shares"), and 50,000,000 Class B common shares of beneficial interest, $0.01 par value per share ("Class B common shares," and together with the Class A common shares, the "common shares"), and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares"), consisting of 5,060,000 5.000% Series A Participating Preferred Shares, $0.01 par value per share ("Series A Preferred Shares"), 4,600,000 5.000% Series B Participating Preferred Shares, $0.01 par value per share ("Series B Preferred Shares"), and 8,710,000 5.500% Series C Participating Preferred Shares, $0.01 par value per share ("Series C Preferred Shares"). Except as provided below, the Class A common shares and Class B common shares have the same rights and privileges, rank equally and are otherwise identical in all respects. Our declaration of trust authorizes our board of trustees, or Board, with the approval of a majority of the entire Board and without any action on the part of our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. Maryland law provides, and our declaration of trust provides, that none of our shareholders are personally liable for any of our obligations solely as a result of that shareholder's status as a shareholder.

        As of March 7, 2016, 241,849,034 Class A common shares, 635,075 Class B common shares, 5,060,000 Series A Preferred Shares, 4,400,000 Series B Preferred Shares and 7,600,000 Series C Preferred Shares were issued and outstanding. The actual number of holders of our Class A common shares and our Preferred Shares is greater than the record number of holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Common Shares

        Subject to the preferential rights, if any, of holders of any other class or series of shares and to the provisions of our declaration of trust regarding restrictions on ownership and transfer of our shares, holders of our common shares:

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  have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board, and declared by us; and

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  are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common shares in the event of our liquidation, dissolution or winding up of our affairs.

        There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common shares.

        Under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, or Title 8, a Maryland REIT generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the REIT's declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of our shares and termination of the trust) may be taken if declared advisable by a majority of our Board and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

        Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in our declaration of trust, each outstanding Class A common share entitles the holder to one vote, and each outstanding Class B common share entitles the holder to 50 votes, on all matters on which the shareholders of Class A common shares are entitled to vote, including the election of trustees, and, except as provided with respect to any other class or series of shares, the holders of Class A common shares and Class B common shares will vote together as a single class and will possess the exclusive voting power. Notwithstanding the foregoing, holders of Class B common shares are not entitled to vote on any matter requiring "Partnership Approval." "Partnership Approval" is defined in the agreement of limited partnership of our operating partnership, as amended, as approval obtained when the sum of the (1) the percentage interest of partners consenting to the transaction, plus (2) the product of (a) the percentage of the outstanding Class A units held by the general partner entity multiplied by (b) the percentage of the votes that were cast in favor of the transaction by the holders of the common shares of beneficial interest (or other comparable equity interest) of the general partner entity equals or exceeds the percentage required for the general partner entity's shareholders to approve the transaction. In addition, in no event may holders of shares beneficially owned by B. Wayne Hughes or HF Investments 2010, LLC, as determined in accordance with Rule 13d-3 under the Exchange Act, vote more than 30% of the total votes entitled to be cast on any particular matter nor more than 18% of the total votes of the Class A common shares. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees. Trustees are elected by a plurality of all the votes cast in the election of trustees. Under a plurality voting standard, trustees who receive the greatest number of votes cast in their favor are elected to the Board.

Power to Reclassify and Issue Shares

        Our Board may classify any unissued preferred shares, and reclassify any unissued common shares or any previously classified but unissued preferred shares into other classes or series of shares, including one or more classes or series of shares that have priority over our common shares with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our Board is required by Title 8 and our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which our shares may be then listed or quoted.

Conversion of Class B Common Shares

        Certain holders of Class B common shares will own the units of limited partnership, or OP units, in our operating partnership. In the event a holder of Class B common shares transfers its OP units to a transferee, other than a "qualified transferee," which includes family members and affiliates of or other entities controlled by such holder, then one Class B common share held by such holder automatically converts into one Class A common share for every 49 OP units transferred by the holder. If the holder of Class B common shares transfers any OP units to a qualified trustee, and then such qualified trustee in turn transfers the same OP units to another qualified trustee of the original transferor, then one Class B common share held by the first qualified transferee will automatically convert into one Class A common share for every 49 OP units transferred by the first qualified transferee. In such case, if the first qualified transferee does not own a sufficient number of Class B common shares, then the initial transferor will be responsible for the deficiency in Class B common shares, and a number of Class A common shares equal to such deficiency held by the initial transferor (or, if the initial transferor does now own sufficient Class B common shares, then one or more other qualified transferees of such initial transferor) will automatically convert into one Class A common share for every 49 OP units. Notwithstanding the foregoing, any Class B common shares transferred to a transferee other than a qualified transferee will automatically convert into an equal number of Class A common shares.

Power to Increase or Decrease Authorized Shares and Issue Additional Shares of Our Common and Preferred Shares

        Our declaration of trust authorizes our Board, with the approval of a majority of the entire Board, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. We believe that the power of our Board to increase or decrease the number of authorized shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause us to issue such shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law, the terms of any other class or series of shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our shareholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

        Due to limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code of 1986, as amended, or the Code, subject to certain exceptions, our declaration of trust provides that no person may beneficially own more than 8.0% (in value or in number of shares, whichever is more restrictive) of our outstanding common shares. In addition, our declaration of trust prohibits any person from, among other matters, beneficially owning equity shares if such ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year); transferring equity shares if such transfer would result in our equity shares being owned by less than 100 persons; and beneficially owning equity shares if such beneficial ownership would otherwise cause us to fail to qualify as a REIT under the Code. Our Board may exempt a person from the ownership limits if such person submits to the Board certain information satisfactory to the Board. See "Restrictions on Ownership and Transfer."

Transfer Agent and Registrar

        We have retained American Stock Transfer & Trust Company, LLC as the transfer agent and registrar for our common shares.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

        The following summary of certain provisions of Maryland law and our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Our Board of Trustees

        Our declaration of trust and bylaws provide that the number of trustees of our company will not be less than two and, unless our bylaws are amended, not more than 15, and the number of trustees of our company may be increased or decreased pursuant to our bylaws by a vote of the majority of our entire Board.

        Pursuant to our declaration of trust and bylaws, each member of our Board is elected by our shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. Holders of our common shares have no right to cumulative voting in the election of trustees, and trustees are elected by a plurality of all the votes cast in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of our trustees.

Removal of Trustees

        In general, our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause (as defined in our declaration of trust) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of trustees. Except as described below, this provision, when coupled with the exclusive power of our Board to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under provisions of the Maryland General Corporation Law, or MGCL, that apply to Maryland REITs, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland REIT and any interested shareholder, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Maryland law defines an interested shareholder as:

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  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's outstanding voting shares; or

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  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the trust.

        A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. In approving a transaction, however, the board of trustees may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of trustees.

        After the five-year prohibition, unless, among other conditions, the trust's common shareholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares, any business combination between the trust and an interested shareholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

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  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a trust's board of trustees prior to the time that the interested shareholder becomes an interested shareholder. As permitted by the MGCL, our Board has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our Board (including a majority of trustees who are not affiliates or associates of such persons). However, our Board may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested shareholders.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting of shareholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in a Maryland REIT in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the trust; or (3) an employee of the trust who is also a trustee of the trust. "Control shares" are voting shares that, if aggregated with all other such shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel our Board to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any shareholders meeting.

        If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by Maryland law, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless appraisal rights are eliminated under the declaration of trust. Our declaration of trust eliminates all appraisal rights of shareholders. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of our shares. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Maryland Unsolicited Takeovers Act

        Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

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  a classified board;

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  a two-thirds shareholder vote requirement for removing a trustee;

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  a requirement that the number of trustees be fixed only by vote of the trustees;

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  a requirement that a vacancy on the board of trustees be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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  a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of shareholders.

        In July 2013, our Board and our shareholders approved an amendment to our declaration of trust under which we elected not to be subject to the provision of Subtitle 8 of Title 3 of the MGCL.

        Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we also (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from our Board, which removal will be allowed only for cause, (2) vest in our Board the exclusive power to fix the number of trusteeships, subject to limitations set forth in our declaration of trust and bylaws, and fill vacancies and (3) require, unless called by the Chairman of our Board, the President or Chief Executive Officer or our Board, the written request of shareholders entitled to cast a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board.

Meetings of Shareholders

        Pursuant to our bylaws, an annual meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held on a date and at the time and place set by our Board. Each of our trustees is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. The next annual meeting of our shareholders will be held in 2016. In addition, our Chairman, Chief Executive Officer, President or our Board may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting shareholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.

Amendment of Our Declaration of Trust and Extraordinary Transactions

        Under Title 8, a Maryland REIT generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the REIT's declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of our shares and termination of the trust) may be taken if declared advisable by a majority of our Board and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

Bylaws Amendments

        Except as described below, our Board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

        Our bylaws also require shareholder approval prior to adoption of any shareholder rights plan—or "poison pill"—except under limited circumstances. This provision cannot be amended, altered or repealed without prior shareholder approval. We do not intend to adopt a shareholder rights plan.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our Board and the proposal of other business to be considered by our shareholders at an annual meeting of shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board or (3) by a shareholder who was a shareholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the shareholder and its affiliates and the nominee or business proposal, as applicable.

        With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board may be made at a special meeting of shareholders at which trustees are to be elected only (1) by or at the direction of our Board or (2) provided that the special meeting has been properly called for the purpose of electing trustees, by a shareholder who was a shareholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the shareholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

        Our declaration of trust and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders, including:

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  business combination provisions;

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  supermajority vote and cause requirements for removal of trustees;

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  requirement that shareholders holding at least a majority of our outstanding common shares must act together to make a written request before our shareholders can require us to call a special meeting of shareholders;

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  provisions that vacancies on our Board may be filled only by the remaining trustees for the full term of the trusteeship in which the vacancy occurred;

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  the power of our Board to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series of shares;

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  the power of our Board to cause us to issue additional shares of any class or series and to fix the terms of one or more classes or series of shares without shareholder approval;

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  the restrictions on ownership and transfer of our shares; and

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  advance notice requirements for trustee nominations and shareholder proposals.

        Likewise, if the resolution opting out of the business combination provisions of the MGCL were repealed or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

        Our bylaws require shareholder approval prior to adoption of any shareholder rights plan—or "poison pill"—except under limited circumstances. This provision cannot be amended, altered or repealed without prior shareholder approval. We do not intend to adopt a shareholder rights plan.

Limitation of Trustees' and Officers' Liability and Indemnification

        Title 8 permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        Title 8 permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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  a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by such director or officer or on such director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any individual who is a present or former trustee or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; and

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  any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our declaration of trust and bylaws also permit us, with the approval of our Board, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        In addition, we have entered into indemnification agreements with each of our trustees and executive officers and certain other officersthat provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our declaration of trust provides that our Board may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        In order to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Due to limitations on the concentration of ownership of REIT shares imposed by the Code, subject to certain exceptions, our declaration of trust provides that:

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  no person may beneficially own more than 8.0% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares, other than an "excepted holder" and a "designated investment entity;"

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  no "excepted holder," which refers to certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application attribution rules under the Code, may own directly or indirectly common shares if, under the applicable tax attribution rules of the Code, (i) any single excepted holder who is treated as an individual would beneficially own more than 17.9% (in value or number, whichever is more restrictive) of any class or series of outstanding common shares; (ii) any two excepted holders treated as individuals would beneficially own more than 25.9% (in value or number, whichever is more restrictive) of any class or series of outstanding common shares; (iii) any three excepted holders treated as individuals would beneficially own more than 33.9% (in value or number, whichever is more restrictive) of any class or series of outstanding common shares; (iv) any four excepted holders treated as individuals would beneficially own more than 41.9% (in value or number, whichever is more restrictive) of any class or series of outstanding common shares; or (v) any five excepted holders treated as individuals would beneficially own more than 49.9% (in value or number, whichever is more restrictive) of any class or series of outstanding common shares;

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  no "designated investment entity," which refers to certain pension trusts, regulated investment companies and qualified investment managers may own no more than 9.9% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares; and

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  no person may beneficially own more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of outstanding preferred shares.

        Our declaration of trust defines a "designated investment entity" as:

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  an entity that is a pension trust that qualifies for look-through treatment under Section 856(h) of the Code;

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  an entity that qualifies as a regulated investment company under Section 851 of the Code, or RIC; or

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  an entity (referred to in our declaration of trust as a "qualified investment manager") that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; and (iii) has or shares voting power and investment power under the Exchange Act; so long as each beneficial owner of such entity, or in the case of a qualified investment manager holding shares solely for the benefit of its customers, each such customer, would satisfy the ownership limit described above, if such beneficial owner owned directly its proportionate share of the common shares that are held by such designated investment entity.

        Our declaration of trust also prohibits any person from, among other matters:

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  beneficially owning equity shares if such ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year);

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  transferring equity shares if such transfer would result in our equity shares being owned by less than 100 persons, effective beginning on the date on which we first have 100 shareholders; and

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  beneficially owning equity shares if such beneficial ownership would otherwise cause us to fail to qualify as a REIT under the Code.

        Beneficial ownership means ownership of our shares through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3). Under Section 544 of the Code, if a person has an option to acquire stock, such stock is considered as owned by such person. Thus, the ownership limit in our declaration of trust applies to warrants for the purchase of our preferred shares, depositary shares representing preferred shares or common shares, as well as rights to purchase our common shares.

        Our Board may exempt a person from the 8.0% common share ownership limit, the 9.9% preferred share ownership limit, or the 9.9% designated investment entity limit, if such person submits to our Board information satisfactory to our Board, in its sole and absolute discretion:

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  demonstrating that such person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); and

  •
  relevant to demonstrating that no person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to beneficially own equity shares in excess of the common share ownership limit, the preferred share ownership limit, the excepted holder limit, or the designated investment entity limit, as applicable, by reason of such person's ownership of equity shares in excess of the common share ownership limit, the preferred share ownership limit, or the designated investment entity limit, as the case may be, pursuant to an exemption granted under the declaration of trust.

        Prior to granting an exemption, our Board, in its sole and absolute discretion, may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel, in either case in form and substance satisfactory to our Board, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

        Notwithstanding the receipt of any ruling or opinion, our Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception; provided, however, that our Board will not be obligated to require obtaining a favorable ruling or opinion in order to grant an exemption hereunder.

        Our declaration of trust also provides that any ownership or purported transfer of our shares (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to one or more charitable trusts for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to our equity shares being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.

        Any certificate representing our equity shares, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above. We do not expect to issue certificates representing our equity shares.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our equity shares that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned our equity shares that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our Board determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.

        Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding equity shares, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our equity shares that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

 BOOK-ENTRY SECURITIES

        We may issue the Class A common shares offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the Class A common shares will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the Class A common shares is discontinued. If Class A common shares are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the Class A common shares. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual Class A common shares represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to the Class A common shares that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Class A common shares represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, broker-dealers or agents with respect to the Class A common shares or by the applicable selling shareholder if the Class A common shares are offered and sold directly by such selling shareholder. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the Class A common shares represented by such global security for all purposes under the applicable instrument defining the rights of a holder of Class A common shares. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual Class A common shares represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such Class A common shares in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of Class A common shares.

        Payments of amounts payable with respect to individual Class A common shares represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such Class A common shares. None of us, our officers and Board members or any trustee, paying agent or security registrar for the individual Class A common shares will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such Class A common shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for the Class A common shares offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such Class A common shares, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such Class A common shares as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for the Class A common shares is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual Class A common shares in exchange for the global security representing such Class A common shares. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such Class A common shares, determine not to have any Class A common shares represented by one or more global securities and, in such event, will issue individual Class A common shares in exchange for the global security or securities representing such Class A common shares.

 PLAN OF DISTRIBUTION

        The selling shareholders may, from time to time, sell any or all of our Class A common shares beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers, agents or any combination thereof. Any such underwriter, broker-dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. The term "selling shareholder" includes pledgees, donees, transferees or other successors-in-interest that receive the resale shares from a selling shareholder as a gift, distribution or other transfer (including a purchase) after the date of this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

        The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the resale shares. The selling shareholders will be responsible for any underwriting discounts or commissions or agent's commissions. The Class A common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares (which may involve crosses or block transactions):

  •
  on the NYSE or any other national securities exchange or quotation service on which our Class A common shares may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  in privately negotiated transactions;

  •
  through the settlement of short sales;

  •
  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        In connection with the distributions of the resale shares or otherwise, the selling shareholders, underwriters, selling group members and their respective affiliates may:

  •
  enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the resale shares in the course of hedging the positions they assume;

  •
  sell our Class A common shares short and deliver the resale shares to close out such short positions;

  •
  enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to them of resale shares offered by this prospectus, which they may in turn resell; or

  •
  pledge shares to a broker-dealer or other financial institution, which, upon a default by the selling shareholder under the transaction to which such pledge relates, they may in turn resell.

        In addition, the selling shareholders may sell our Class A common shares pursuant to Rule 144 adopted under the Securities Act, as permitted by that rule, or under Section 4(a)(1) of the Securities Act, rather than pursuant to this prospectus. In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders, in amounts to be negotiated immediately prior to the sale.

        The selling shareholders and any broker-dealers or agents that are involved in selling our Class A common shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of our Class A common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Unless otherwise set forth in a prospectus supplement, any such selling shareholders will receive all the proceeds from the resale of our Class A common shares. We will not receive any proceeds from the resale by the selling shareholders of Class A common shares.

        The selling shareholders will be subject to the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of Class A common shares by the selling shareholders and their affiliates.

        In order to comply with the securities laws of certain states, the resale shares must be sold in those states only through registered or licensed brokers or dealers.

        We will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the resale shares against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of resale shares is made, if required, a prospectus supplement will be distributed that will set forth:

  •
  the number of resale shares being offered;

  •
  the terms of the offering, including the name of any underwriter, broker-dealer or agent;

  •
  the purchase price paid by any underwriter;

  •
  any discount, commission and other underwriter compensation;

  •
  any discount, commission or concession allowed or reallowed or paid to any broker-dealer; and

  •
  the proposed selling price to the public.

        We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of certain U.S. federal income tax considerations relating to our qualification and taxation as a real estate investment trust, or REIT, and the acquisition, holding, and disposition of our Class A common shares. For purposes of the following discussion, references to "our company," "the Company," "we" and "us" mean only American Homes 4 Rent and not its subsidiaries or affiliates, and references to "shares" means our Class A common shares. This summary is based upon the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

  •
  financial institutions;

  •
  pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes);

  •
  persons acting as nominees or otherwise not as beneficial owners;

  •
  insurance companies;

  •
  broker-dealers;

  •
  except to the extent described in the discussion below entitled "—Material U.S. Federal Income Tax Considerations," tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark to market method of accounting;

  •
  persons that hold Class A common shares as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

  •
  RICs;

  •
  REITs;

  •
  certain U.S. expatriates;

  •
  foreign (non-U.S.) governments;

  •
  except to the extent described in the discussion below entitled "—Material U.S. Federal Income Tax Considerations Related to Class A Common Shares," non-U.S. shareholders (as defined below);

  •
  U.S. shareholders whose "functional currency" is not the U.S. dollar;

  •
  persons who acquired their Class A common shares through the exercise of stock options or otherwise in connection with compensation;

  •
  persons who do not hold their Class A common shares as a capital asset within the meaning of Section 1221 of the Code; and

  •
  for purposes of the discussion below entitled "Material U.S. Federal Income Tax Considerations," persons subject to alternative minimum tax under the Code.

        For purposes of this discussion, a "U.S. shareholder" means a beneficial owner of Class A common shares that is:

  •
  an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (B) was in existence on August 20, 1996, was treated as a U.S. person prior to such date and has a valid election in place to continue to be treated as a U.S. person, as defined in the Code.

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Class A common shares, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their tax advisors.

        This discussion of material U.S. federal income tax considerations is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

        THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO HOLDING AND DISPOSING CLASS A COMMON SHARES, AND TO REITS GENERALLY, ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF CLASS A COMMON SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP OF CLASS A COMMON SHARES, AND THE COMPANY'S QUALIFICATION AS A REIT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

        The U.S. federal income tax treatment of holders of our Class A common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority is available. In addition, the tax consequences to any particular shareholder of holding our Class A common shares will depend on the shareholder's particular tax circumstances. You should consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Class A common shares, our election to be taxed as a REIT for U.S. federal income tax purposes, and potential changes in applicable law.

Taxation of the Company as a REIT

General

        We have elected to be taxed as a REIT commencing with our first taxable year ended December 31, 2012. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to shareholders provided that the REIT meets the applicable REIT distribution requirements and other requirements for qualification as a REIT under the Code. We believe that we are organized and that we have operated and we intend to continue to operate in a manner to qualify for taxation as a REIT under the Code.

        Qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code, including through our actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurances that we have been or will be organized or operated in a manner so as to satisfy the requirements for qualification and taxation as a REIT under the Code, or that we will meet in the future the requirements for qualification and taxation as a REIT. See "—Failure to Qualify as a REIT."

        The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth the material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury Regulations, and related administrative and judicial interpretations.

Taxation

        For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is distributed currently to our shareholders. Shareholders generally will be subject to taxation on dividends (other than designated capital gain dividends and "qualified dividend income") at rates applicable to ordinary income, instead of at lower capital gain rates. Qualification for taxation as a REIT enables the REIT and its shareholders to substantially eliminate the "double taxation" (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. Regular corporations (non-REIT "C" corporations) generally are subject to U.S. federal corporate income taxation on their income and shareholders of regular corporations are subject to tax on any dividends that are received. Currently, however, shareholders of regular corporations who are taxed at individual rates generally are taxed on dividends they receive at capital gains rates, which are currently lower for individuals than ordinary income rates, and shareholders of regular corporations who are taxed at regular corporate rates will receive the benefit of a dividends-received deduction that substantially reduces the effective rate that they pay on such dividends. Subject to certain limited exceptions, dividends received from REITs are generally not eligible for taxation at the preferential dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter "C" corporations, and corporate shareholders of a REIT are not eligible for the dividends-received deduction. Income earned by a REIT and distributed currently to its shareholders generally will be subject to lower aggregate rates of U.S. federal income taxation than if such income were earned by a non-REIT "C" corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax either at capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends-received deduction.

        Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize.

        Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:

  1.
  We will be taxed at regular corporate rates on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

  2.
  We (or our shareholders) may be subject to the "alternative minimum tax" on our undistributed items of tax preference, if any.

  3.
  If we elect to treat property that we acquire in connection with certain leasehold terminations as "foreclosure property," we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction); and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

  4.
  Our net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See "—Gross Income Tests—Income from Prohibited Transactions."

  5.
  If we fail to satisfy either the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

  6.
  We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding taxable year and amounts retained for which U.S. federal income tax was paid, if we fail to make the required distributions by the end of a calendar year. The required distributions for each calendar year is equal to the sum of: 85% of our REIT ordinary income for the year; 95% of our REIT capital gain net income for the year other than capital gains we elect to retain and pay tax on as described below; and any undistributed taxable income from prior taxable years.

  7.
  We will be subject to a 100% penalty tax on certain rental income we receive when a taxable REIT subsidiary provides services to our tenants, on certain expenses deducted by a taxable REIT subsidiary on payments made to us and, effective for taxable years beginning after December 31, 2015, on income for services rendered to us by a taxable REIT subsidiary, if the arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm's-length terms.

  8.
  If we acquire any assets from a non-REIT "C" corporation in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the asset in the hands of the non-REIT "C" corporation, we would be liable for corporate income tax, at the highest applicable corporate rate, for the "built-in gain" with respect to those assets if we dispose of those assets in a taxable transaction during the five-year period beginning on the day the asset was transferred to us by the non-REIT "C" corporation. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT "C" corporation's interest in the partnership. Built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time we acquire the asset. The results described in this paragraph assume that the non-REIT "C" corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code would be excluded from the application of this built-in gains tax.

  9.
  We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a U.S. shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the U.S. shareholder in our shares.

  10.
  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nevertheless maintain our REIT qualification because of specified cure provisions, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by such non-qualifying assets by the highest rate of tax applicable to non-REIT "C" corporations during periods when such assets would have caused us to fail the asset test.

  11.
  If we fail to satisfy a requirement under the Code which would result in the loss of our REIT qualification, other than a failure to satisfy a gross income test, or an asset test as described in paragraph 10 above, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be subject to a penalty of $50,000 for each such failure.

  12.
  If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

  13.
  The earnings of any subsidiaries that are subchapter "C" corporations, including any taxable REIT subsidiary, are subject to U.S. federal corporate income tax.

        Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets, operations and/or net worth. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

        The Code defines a "REIT" as a corporation, trust or association:

  1.
  that is managed by one or more trustees;

  2.
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  3.
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  4.
  that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

  5.
  that is beneficially owned by 100 or more persons;

  6.
  in which not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

  7.
  that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  that uses a calendar year for U.S. federal income tax purposes;

  9.
  that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  10.
  that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

        The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. Condition (6) must be met during the last half of each taxable year. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT unless we qualify for certain relief provisions described in the following paragraph.

        To monitor our compliance with condition (6) above, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain specified percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

        For purposes of condition (8), we adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

        Ownership of Interests in Partnerships and Limited Liability Companies.    In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its pro rata share of the assets of the partnership or limited liability company, as the case may be, based on its capital interests in such partnership or limited liability company. Also, the REIT will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership's share of these items of any partnership or limited liability company in which we own an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below.

        We have included a brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies and their partners or members below in "—Tax Aspects of Our Ownership of Interests in our Operating Partnership and other Partnerships and Limited Liability Companies." We believe that we have operated and we intend to continue to operate our operating partnership and the subsidiary partnerships and limited liability companies in which our operating partnership invests in a manner consistent with the requirements for our qualification and taxation as a REIT. We have interests in three joint ventures in which we are a non-managing member in a limited liability company. In the future, we may be a limited partner or non-managing member in some of our partnerships and limited liability companies. If such a partnership or limited liability company were to take actions which could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame that would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless entitled to relief, as described below.

        Recent legislation may alter who bears the liability in the event any subsidiary partnership is audited and an adjustment is assessed. Congress recently revised the rules applicable to federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs, and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of a subsidiary partnership.

        Ownership of Interests in Qualified REIT Subsidiaries.    We may own 100% of the stock of one or more corporations that are qualified REIT subsidiaries. We currently do not have any qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests Applicable to REITs."

        Ownership of Interests in Taxable REIT Subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. We currently have four taxable REIT subsidiaries. A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary is any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities (other than certain "straight debt" securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. For purposes of the following discussion, the term "taxable REIT subsidiary" includes subsidiaries of the taxable REIT subsidiaries. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT "C" corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. If dividends are paid to us by our taxable REIT subsidiaries, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See "—Taxation of U.S. Shareholders—Taxation of Taxable U.S. Shareholders—Qualified Dividend Income."

        Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between us and our taxable REIT subsidiaries ensure that such taxable REIT subsidiaries will be subject to an appropriate level of U.S. federal income taxation. For example, taxable REIT subsidiaries are limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. In addition, we will be obligated to pay a 100% penalty tax on some payments we receive or on certain expenses deducted by our taxable REIT subsidiaries if the economic arrangements between us, our tenants and such taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiaries, and any future taxable REIT subsidiaries acquired by us, may make interest and other payments to us and to third parties in connection with activities related to our properties. There can be no assurance that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

        As discussed in greater detail below, in certain circumstances, we may transfer to our taxable REIT subsidiaries homes or portfolios of homes the sale of which may not qualify for the safe harbor for prohibited transactions. In that event, any post-transfer operating income recognized by the applicable taxable REIT subsidiary in respect of such homes and any gain recognized by the applicable taxable REIT subsidiary on a subsequent sale of such homes would be subject to a corporate level tax. In addition, if such homes are transferred by our operating partnership to one of our taxable REIT subsidiaries in a tax-deferred transaction under Section 351 of the Code and there is built-in loss in such homes, the applicable taxable REIT subsidiary would not recognize the built-in loss on a subsequent sale of such homes, unless our operating partnership were to elect to reduce its stock basis in the applicable taxable REIT subsidiary (and the partners of our operating partnership were to reduce their bases in their partnership interests) by the amount of the built-in loss. See "—Gross Income Tests—Income from Prohibited Transactions."

Gross Income Tests

        To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year at least 75% of our gross income, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including:

  •
  "rents from real property";

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of a "real estate asset" not held for sale to customers;

  •
  interest income derived from mortgage loans secured by real property and interests in real property; and

  •
  income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term.

        Effective for taxable years beginning after December 31, 2015, gain from the sale of a debt instrument issued by a "publicly offering REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% income test.

        Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of shares or securities, in either case, not held for sale to customers.

        Rents from Real Property.    Rents we receive will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property lease.

  •
  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

  •
  Second, we, or an actual or constructive owner of 10% or more of our common shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging or qualified health care facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an "eligible independent contractor" (as described below) and certain other requirements are met;

  •
  Third, rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

  •
  Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be borne by the independent contractor. We anticipate that any services we provide directly to tenants will be "usually or customarily rendered" in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants' convenience. We may provide a minimal amount of "non-customary" services to tenants of our properties, other than through an independent contractor or taxable REIT subsidiary, but we believe that our income from these services has not and will not in the future exceed 1% of our total gross income from the property. If the impermissible tenant services income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services income does not exceed 1% of our total income from the property, the services will not "taint" the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. We are deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of our direct cost of providing the service.

        We generally lease our properties to tenants that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not currently lease and we do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not currently lease and we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or our taxable REIT subsidiaries. Accordingly, we believe that our leases produce rent that qualifies as "rents from real property" for purposes of the income tests. However, if the IRS were to successfully challenge our treatment of any such services, it could adversely affect our ability to quality as a REIT.

        Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. Except as provided in the next sentence below, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For calendar quarters beginning with the calendar quarter ending March 31, 2016, in the case of real estate mortgage loans that are secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is a qualifying 75% asset test asset and, for taxable years beginning after December 31, 2015, interest income that qualifies for purposes of the 75% gross income test.

        Under the Code, if the terms of a loan are modified in a manner constituting a "significant modification," such modification triggers a deemed exchange of the original loan for the modified loan. Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify a mortgage loan in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51.

        To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales of the borrower or lessee, and no part is based on the net income or profits of the borrower or lessee, a tenant or subtenant of the borrower or lessee, or any other person. However, where the borrower or lessee derives substantially all of its income from leasing substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly, such income will qualify for purposes of the gross income tests.

        We invest in certain private mortgage loans. Those mortgage loans are generally secured by a first lien on real property. To the extent we significantly modify a private mortgage loan in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-15, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test. We anticipate that the interest on those private mortgage loans will generally be treated as qualifying income for purposes of the 75% gross income test.

        We do not currently and we do not expect in the future to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.

        Other Income.    We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either the 75% or the 95% gross income tests. Any fees earned by a taxable REIT subsidiary will not be included for purposes of determining whether we have satisfied the gross income tests. The monthly fee payable to us by American Homes 4 Rent LLC, which is referred to herein as AH LLC, for maintenance and use of certain intellectual property transferred to us in the management internalization transaction that was consummated in June 2013 is treated as nonqualifying income for purposes of the 75% and 95% gross income tests. Similarly, fee income received from performing property management or similar services to third parties and joint ventures with third parties (to the extent of the third party's interest in the joint venture) is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Dividend Income.    Our share of any dividends received from any corporations in which we own an interest (other than qualified REIT subsidiaries) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such corporations to cause us to exceed the limit on non-qualifying income under the 75% gross income test. Dividends that we receive from other qualifying REITs will qualify for purposes of both REIT income tests.

        Income from Hedging Transactions.    From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from "clearly identified" hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets (each such hedge, a "Borrowings Hedge"), will not be treated as gross income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to our investments (each such hedge, a "Currency Hedge") will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test, provided that the transaction is "clearly identified." Effective for taxable years beginning after

December 31, 2015, this exclusion from the 95% and 75% gross income tests also will apply if we previously entered into a Borrowings Hedge or a Currency Hedge, a portion of the hedged indebtedness or property is disposed of, and in connection with such extinguishment or disposition we enter into a new "clearly identified" hedging transaction to offset the prior hedging position. In general, for a hedging transaction to be "clearly identified," (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified "substantially contemporaneously" with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

        Income from Prohibited Transactions.    Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (commonly referred to as "dealer property") including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. For purposes of determining the amount of income subject to the penalty tax, gains from sales of dealer property may not be offset by losses from such sales. Whether property is held as dealer property is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Among the factors considered by the IRS and the courts in making the dealer determination are the nature and purpose of the acquisition of the property; the duration of ownership of the property; the extent and nature of the taxpayer's efforts to sell the property; the number, extent, continuity, substantiality of the property sales; the extent of subdividing, developing, and advertising the property to increase sales; the use of a business office for the sale of the property; the character and degree of supervision or control exercised by the taxpayer over any representative selling the property; and the time and effort the taxpayer habitually devotes to the sale. The frequency and substantiality of sales is often cited by the courts as the most important objective factor in determining whether the taxpayer is engaged in the business of selling real estate to customers. The fact that the taxpayer holds some or even a substantial portion of its properties for lease and for long-term investment (i.e., not as dealer property) does not necessarily preclude other properties from being viewed as dealer property if the specific facts and circumstances relating thereto indicate that such properties were acquired and held for sale to customers in the ordinary course of business.

        However, we will not be treated as a dealer in real property with respect to a property which is a real estate asset that we sell for the purposes of the 100% tax if (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale, or (b) the aggregate adjusted basis of property sold during the year is 10% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year, or (c) the fair market value of property sold during the year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, or (d) effective for taxable years beginning after December 31, 2015, the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the 3 taxable years ending with the year of sale, or (e) effective for taxable years beginning after December 31, 2015, the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the 3 taxable years ending with the year of sale. If we rely on clauses (b), (c), (d), or (e) in the preceding sentence, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or, effective for taxable years beginning after December 31, 2015, our taxable REIT subsidiary. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this "safe harbor."

        We structure our activities to avoid transactions that are prohibited transactions. However, the avoidance of this tax on prohibited transactions could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis. In certain circumstances, we may transfer one or more homes or portfolio of homes to one of our taxable REIT subsidiaries prior to marketing them for sale. In that event, any post-transfer, pre-sale operating income and gain recognized by the applicable taxable REIT subsidiary on a subsequent sale thereof would be subject to a corporate level income tax, as discussed above in "—Effect of Subsidiary Entities—Ownership of Interests in Taxable REIT Subsidiaries," but generally should not be subject to the 100% penalty tax. Further, in the event that the IRS were to assert successfully that any such subsequent sale should be treated as having been made by the REIT (instead of our taxable REIT subsidiary), we could be subject to the penalty tax on gain recognized on such sales if the homes are otherwise determined to have been held by the REIT as dealer property and the safe harbor does not apply. In addition, the extent to which we can transfer homes to a taxable REIT subsidiary for subsequent lease and sale is subject to the constraint that the aggregate value of the equity and non-mortgage debt securities of all taxable REIT subsidiaries in which we hold an interest cannot exceed 25% (20% for taxable years beginning after December 31, 2017) of the Company's total assets at the end of any calendar quarter. Further, because dividends that we receive from the applicable taxable REIT subsidiary constitute nonqualifying gross income for purposes of the 75% gross income test, we could be constrained in our ability to cause the applicable taxable REIT subsidiary to pay dividends to reduce its equity value.

        We have interests in three joint ventures that acquired mortgage loans. Those joint ventures have agreed not to sell or dispose of property if such sale or disposition would constitute a prohibited transaction. However, we do not control, or have consents rights with respect to the operation of, those joint ventures so there can be no assurance that the joint ventures will not engage in prohibited transactions.

        Income from Foreclosure Property.    We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property if the election is available (which may not be the case with respect to acquired "distressed loans").

        Cash/Income Differences/Phantom Income.    Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may invest in mortgages, including non-performing loans, or NPLs, in the secondary market for less than their face amount. The amount of such discount generally will be treated as "market discount" for U.S. federal income tax purposes. We may elect to include in taxable income accrued market discount as it accrues rather than as it is realized for economic purposes, resulting in phantom income. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

        We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal income tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a taxable REIT subsidiary treated as a dealer as described above, such a taxable REIT subsidiary would be required at the end of each taxable year, including the taxable year in which such modification was made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the taxable REIT subsidiary would recognize a loss at the end of the taxable year in which the modifications were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

        In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Finally, we may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to holders of our securities.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Requirements for Qualification as a REIT—Annual Distribution Requirements."

        Failure to Satisfy the Gross Income Tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed above, under "—Taxation of the Company as a REIT—General," even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.

        Redetermined Rents; Redetermined Deductions; Excess Interest; or Redetermined Taxable REIT Subsidiary Service Income.    Any redetermined rents, redetermined deductions, excess interest or, effective for taxable years beginning after December 31, 2015, redetermined taxable REIT subsidiary service income will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Redetermined taxable REIT subsidiary service income means gross income (less allocable deductions) of a taxable REIT subsidiary attributable to services provided to, or on behalf of, the REIT (other than to tenants) to the extent the taxable REIT subsidiary's income (less deductions) attributable thereto is increased to clearly reflect income. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:

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  amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

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  a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

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  rents paid to us by tenants leasing at least 25% of the net leasable space of the REIT's property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the service is separately stated; or

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  the taxable REIT subsidiary's gross income from the service is not less than 150% of the taxable REIT subsidiary's direct cost of furnishing the service.

        While we anticipate that any fees paid to our taxable REIT subsidiaries for tenant services will reflect arm's-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income, as applicable.

Asset Tests

        At the close of each calendar quarter, we must satisfy the following tests relating to the nature and diversification of our assets. For purposes of the asset tests, a REIT is not treated as owning the stock of a qualified REIT subsidiary or an equity interest in any entity treated as a partnership or otherwise disregarded for U.S. federal income tax purposes. Instead, a REIT is treated as owning its proportionate share of the assets held by such entity.

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  At least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items and U.S. government securities. For purposes of this test, real estate assets include interests in real property, such as land and buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some types of mortgage-backed securities, mortgage loans on real property or on interests in real property, property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date we receive such capital), and, effective for each calendar quarter beginning with the calendar quarter ending March 31, 2016: (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as "rents from real property," and (ii) debt instruments issued by publicly offered REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

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  Not more than 25% of our total assets may be represented by securities other than those described in the first bullet above.

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  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets.

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  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of any one issuer's outstanding voting securities.

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  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

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  Effective for calendar quarters beginning with the calendar quarter ending March 31, 2016, real estate assets include debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property, but the value of such debt instruments cannot exceed 25% of the value of our total assets.

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  Not more than 25% (20% for calendar quarters beginning with the calendar quarter ending March 31, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including (1) loans to individuals or estates; (2) obligations to pay rent from real property; (3) rental agreements described in Section 467 of the Code; (4) any security issued by other REITs; (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT's interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, debt will meet the "straight debt" safe harbor if (1) neither us, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer's outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower's discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity and (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as "straight debt" solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

        We may invest in mortgages, including NPLs. A real estate mortgage loan that we own (including, effective for calendar quarters beginning with the calendar quarter ending March 31, 2016, mortgages on interests in real property) generally will be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Effective for calendar quarters beginning with the calendar quarter ending March 31, 2016, in the case of real estate mortgage loans that are secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, then the personal property securing the loan will be treated as real property for purposes of determining whether and what portion of (a) the mortgage qualifies as a real estate asset for purposes of the 75% asset test, and (b) interest income from the mortgage qualifies for the 75% gross income test. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (1) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date and (2) the greater of (a) the fair market value of the real property securing the loan on the date of the relevant quarterly REIT testing date and (b) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. It is unclear how the Revenue Procedure 2014-51 safe harbor is affected by the prospective legislative changes regarding treatment of personal property that is mortgaged in connection with real property. Until additional guidance is issued, we intend to apply the Revenue Procedure safe harbor without taking into account the legislative changes regarding the treatment of mortgages secured by both real and personal property.

        We may invest in distressed loans or NPLs with the intent to foreclose on the investments and acquire the underlying residential real estate assets, which we refer to as residential REOs. We expect to hold these distressed loans or NPLs in our taxable REIT subsidiaries and then transfer the residential REO to the Company. Our taxable REIT subsidiaries will pay regular U.S. federal income tax, and state, and local income tax, where applicable, as a non-REIT "C" corporation, on gain from the foreclosure, if any.

        As discussed above under "—Gross Income Tests—Interest Income," we invest in certain private mortgage loans that are secured by first liens on real property. We anticipate that those private mortgage loans will generally be treated as qualifying assets for the 75% asset test.

        We believe that the assets that we hold and intend to hold will satisfy the foregoing asset test requirements. However, we have not and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the value of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT.

        Failure to Satisfy the Asset Tests.    The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests, and we intend to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

        The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 and the highest corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s). We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Sale-Leaseback Transactions

        We have certain investments in the form of sale-leaseback transactions. We will treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our shareholders.

Annual Distribution Requirements

        To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to:

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  the sum of: (1) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain; and (2) 90% of our after tax net income, if any, from foreclosure property; minus

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  the sum of specified items of non-cash income.

For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

        We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a prospective record date in one of these months and pay the dividend on or before January 31 of the following year, such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. Second, distributions ("858 spill-over dividends") may be made in the following year if (A) the distributions are (i) declared before we timely file our tax return for the prior year, (ii) distributed within the 12-month period following the close of the prior taxable year to which they relate back, and (iii) distributed with or before the "first regular dividend payment" after such declaration, and (B) we elect in our tax return to have a specified dollar amount of such dividend (or dividends) treated as if paid in the prior year. The maximum dollar amount that we may elect to treat as an 858 spill-over dividend is the amount by which the earnings and profits for the taxable year exceed the total amount of distributions out of such earnings and profits that were actually made during the taxable year to which they relate back. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        For taxable years ending on or before December 31, 2014, in order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. For the taxable year that began on January 1, 2015 and all future taxable years, so long as we continue to be a "publicly offered REIT" (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Exchange Act), the preferential dividend rule has not and will not apply to us.

        To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on that amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements. In certain circumstances, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their shares by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains; and (2) cannot be passed through or used by our shareholders. See "—Taxation of U.S. Shareholders—Taxation of Taxable U.S. Shareholders—Distributions Generally."

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income (ordinary and capital gain) from all prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts "actually distributed," and (y) the amounts of income we retained and on which we paid corporate income tax.

        We expect that our REIT taxable income (determined before our deduction for dividends paid) will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable dividends in order to meet the distribution requirements.

        We may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Record-Keeping Requirements

        We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure to Qualify as a REIT

        If we fail to satisfy one or more requirements for REIT qualification other than gross income and asset tests that have the specific savings clauses, we can avoid termination of our REIT qualification by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect.

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. If we fail to qualify for taxation as a REIT, we will not be required to make any distributions to our shareholders, and any distributions that are made to our shareholders will not be deductible by us. As a result, our failure to qualify for taxation as a REIT would significantly reduce the cash available for distributions by us to our shareholders. In addition, if we fail to qualify for taxation as a REIT, all distributions to our shareholders, to the extent of our current and accumulated earnings and profits, will be taxable as regular corporate dividends, which means that shareholders taxed as individuals currently would receive qualified dividend income that would be taxed at capital gains rates, and corporate shareholders generally would be entitled to a dividends-received deduction with respect to such dividends. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. There can be no assurance that we would be entitled to any statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Tax Aspects of Our Ownership of Interests in our Operating Partnership and other Partnerships and Limited Liability Companies

General

        Substantially all of our investments are and will continue to be owned indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that are classified as partnerships or as disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships or as disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are required to include these items in calculating their U.S. federal income tax liability, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our pro rata share of assets, based on capital interests, of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies. See "—Requirements for Qualification as a REIT—Effect of Subsidiary Entities—Ownership of Interests in Partnerships and Limited Liability Companies."

Entity Classification

        Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership or disregarded entity, and assert that such entity is an association taxable as a corporation for U.S. federal income tax purposes. If our operating partnership, or a subsidiary partnership or limited liability company, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Requirements for Qualification as a REIT—Gross Income Tests" and "—Requirements for Qualification as a REIT—Asset Tests." This, in turn, would prevent us from qualifying as a REIT. See "—Failure to Qualify as a REIT" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in our operating partnership's or a subsidiary partnership's or limited liability company's status as a partnership for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        We believe our operating partnership and each of our other partnerships and limited liability companies (other than our taxable REIT subsidiaries) is properly treated for U.S. federal income tax purposes as a partnership or disregarded entity. Pursuant to Treasury Regulations under Section 7701 of the Code, a partnership is treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or would be treated as a corporation because it is a "publicly traded partnership." A "publicly traded partnership" is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a "secondary market or the substantial equivalent thereof."

        Our company and our operating partnership intend to take the reporting position for U.S. federal income tax purposes that our operating partnership is not a publicly traded partnership. There is a risk, however, that the right of a holder of OP units to redeem the units for Class A common shares could cause OP units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified "safe harbors," which are based on the specific facts and circumstances relating to the partnership. We and our operating partnership believe that our operating partnership has qualified and will qualify for at least one of these safe harbors at all times in the foreseeable future. Our operating partnership cannot provide any assurance that it will continue to qualify for one of the safe harbors mentioned above.

        If our operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of "qualifying income" under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We believe that our operating partnership has sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to us in order for us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause our operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

        If our operating partnership were taxable as a corporation, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT because the value of our ownership interest in our operating partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation (see "—Requirements for Qualification as a REIT—Asset Tests" above). In this event, the value of our shares could be materially adversely affected (see "—Failure to Qualify as a REIT" above).

Allocations of Partnership Income, Gain, Loss and Deduction

        The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to reflect the distribution and liquidation preferences of certain holders of OP units, and then to the holders of units in proportion to the number of units held by each such unit holder. Certain limited partners may agree in the future to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, such limited partners could under limited circumstances be allocated net loss that would have otherwise been allocable to us.

        If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated under this section of the Code.

Tax Allocations with Respect to the Properties

        Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code.

        Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership use the "traditional method" for accounting for book-tax differences for properties contributed to our operating partnership by AH LLC. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed properties in the hands of our operating partnership (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss) with respect to the sale, with a corresponding benefit to the contributing partners. Therefore, the use of the traditional method could result in our having taxable income that is in excess of economic income and our cash distributions from our operating partnership. This excess taxable income is sometimes referred to as "phantom income" and will be subject to the REIT distribution requirements described in "—Annual Distribution Requirements." Because we rely on our cash distributions from our operating partnership to meet the REIT distribution requirements, the phantom income could adversely affect our ability to comply with the REIT distribution requirements and cause our shareholders to recognize additional dividend income without an increase in distributions. See "—Requirements for Qualification as a REIT" and "—Requirements for Qualification as a REIT—Annual Distribution Requirements." We and our operating partnership may use the traditional method to account for book-tax differences for other properties acquired by our operating partnership in the future. Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value and, accordingly, Section 704(c) of the Code will not apply.

Taxation of U.S. Shareholders

Taxation of Taxable U.S. Shareholders

        This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

        Distributions Generally.    So long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or "qualified dividend income" will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. For purposes of determining whether distributions to holders of our shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any preferred shares (including the Series A Participating Preferred Shares, the Series B Participating Preferred Shares and the Series C Participating Preferred Shares) then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter "C" corporations.

        Capital Gain Dividends.    We may elect to designate distributions of our net capital gain as "capital gain dividends." Distributions that we properly designate as "capital gain dividends" will be taxable to our taxable U.S. shareholders as long-term capital gains without regard to the period for which the U.S. shareholder that receives such distribution has held its shares. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

        We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. A U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury Regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

        We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

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  a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%, and taxable to U.S. shareholders that are corporations at a maximum rate of 35%; or

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  an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

        Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder's shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a prospective date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Taxation of the Company as a REIT" and "—Requirements for Qualification as a REIT—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

        Qualified Dividend Income.    With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

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  the qualified dividend income received by us during such taxable year from non-REIT "C" corporations (including our taxable REIT subsidiaries);

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  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

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  the excess of (i) any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a "C" corporation with respect to which the Company is required to pay U.S. federal income tax, over (ii) the U.S. federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our taxable REIT subsidiaries, or (iii) a "qualifying foreign corporation," and (B) specified holding period requirements and other requirements are met. A foreign corporation (other than a "foreign personal holding company," a "foreign investment company," or a "passive foreign investment company") will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions from us will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of our shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.

        Dispositions of Our Shares.    If a U.S. shareholder sells or otherwise disposes of our shares in a taxable transaction (other than redemption), it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the shares for tax purposes. In general, a U.S. shareholder's adjusted basis will equal the U.S. shareholder's acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns on capital.

        In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our shares will be subject to a maximum U.S. federal income tax rate of 20%, if our shares are held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if our shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of our shares that would correspond to our "unrecaptured Section 1250 gain." U.S. shareholders should consult with their own tax advisors with respect to their capital gain tax liability.

        Capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Similarly, capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for one year or less at the time of disposition will be considered short-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.

        If a shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that we might undertake directly or indirectly.

        Medicare Tax on Unearned Income.    The Health Care and Reconciliation Act of 2010 requires certain U.S. shareholders that are individuals, estates or trusts to pay an additional 3.8% tax on "net investment income," which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. U.S. shareholders should consult their own tax advisors regarding this legislation.

        Legislation Relating To Foreign Accounts.    The Foreign Account Tax Compliance Act, or FATCA, which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Investors are advised to consult their own tax advisors regarding this legislation. See "—Information Reporting and Backup Withholding Tax Applicable to Shareholders—U.S. Shareholders—Legislation Relating To Foreign Accounts."

Taxation of Tax Exempt Shareholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our shares as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), (2) our shares are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to "excess inclusion income," distributions that we make and income from the sale of our shares generally should not give rise to UBTI to a U.S. tax-exempt shareholder.

        Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These shareholders should consult with their tax advisors concerning these set aside and reserve requirements.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless:

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  either (1) one pension trust owns more than 25% of the value of our shares, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares; and

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  we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT are owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

        The percentage of any REIT dividend from a "pension-held REIT" that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held requirement" without relying upon the "look-through" exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our common and preferred shares contained in our declaration of trust, we do not expect to be classified as a "pension-held REIT," and accordingly, the tax treatment described above with respect to pension-held REITs should be inapplicable to our tax-exempt shareholders.

        Prospective shareholders who are tax-exempt organizations should consult with their tax-advisors regarding the tax consequences of investing in our shares.

Taxation of Non-U.S. Shareholders

        The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. shareholders. For purposes of this summary, "non-U.S. shareholder" is a beneficial owner of our shares that is not a U.S. shareholder (as defined above under "—Taxation of Taxable U.S. Shareholders") or an entity that is treated as a partnership for U.S. federal income tax purposes. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

        Distributions Generally.    As described in the discussion below, distributions paid by us with respect to our shares will be treated for U.S. federal income tax purposes as either:

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  ordinary income dividends;

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  long-term capital gain; or

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  return of capital distributions.

        This discussion assumes that our shares will be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

        Ordinary Income Dividends.    A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

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  the distribution is not attributable to our net capital gain; or

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  the distribution is attributable to our net capital gain from the sale of U.S. real property interests, or USRPIs, and the non-U.S. shareholder owns 10% or less of the value of our shares at all times during the one-year period ending on the date of the distribution.

        In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder's investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

        Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S.

shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

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  a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or

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  the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder's trade or business.

        Return of Capital Distributions.    Unless (A) our shares constitute a USRPI, as described in "—Dispositions of Our Shares" below, or (B) either (1) the non-U.S. shareholder's investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder's proportionate share of our earnings and profits, and (2) the non-U.S. shareholder's basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% (15% as applied to dispositions occurring on or after February 16, 2016) of the amount by which the distribution exceeds the shareholder's share of our earnings and profits.

        Capital Gain Dividends.    A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

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  the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

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  the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. common shareholder owns more than 10% of the value of shares at any point during the one-year period ending on the date on which the distribution is paid.

        Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:

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  the non-U.S. shareholder's investment in our shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

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  the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

        Subject to the discussion below regarding distributions to "qualified shareholders" and "qualified foreign pension funds," under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 10% of the value of our shares at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% branch profits tax.

        Subject to the discussion below regarding distributions to "qualified shareholders" and "qualified foreign pension funds," any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder's U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.

        Qualified Shareholders.    Subject to the exception discussed below, any distribution to a "qualified shareholder" who holds REIT stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA with respect to that REIT stock and thus will not be subject to withholding rules under FIRPTA. If a foreign investor in a "qualified shareholder" directly or indirectly, whether or not by reason of such investor's ownership interest in the "qualified shareholder," holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the "qualified shareholder" (based on the foreign investor's percentage ownership of the "qualified shareholder") will be treated as a USRPI in the hands of the "qualified shareholder" and will be subject to FIRPTA.

        A "qualified shareholder" is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a "qualified collective investment vehicle" (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

        A "qualified collective investment vehicle" is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a U.S. real property holding corporation ("USRPHC") if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        Qualified Foreign Pension Funds.    Any distribution to a "qualified foreign pension fund" or an entity all of the interests of which are held by a "qualified foreign pension fund" who holds REIT stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA and thus will not be subject to the withholding rules under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) that is created or organized under the law of a country other than the United States, (B) that is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) that does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) that is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

        Undistributed Capital Gain.    Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder's actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.

        Dispositions of Our Shares.    Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA.

        Generally, subject to the discussion below regarding dispositions by "qualified shareholders" and "qualified foreign pension funds," with respect to any particular shareholder, our shares will constitute a USRPI only if each of the following three statements is true:

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  Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor (which we expect to be the case);

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  We are not a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity; and

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  Either (a) our shares are not "regularly traded," as defined by applicable Treasury Regulations, on an established securities market; or (b) our shares are "regularly traded" on an established securities market and the selling non-U.S. shareholder has held over 10% of our outstanding shares any time during the five-year period ending on the date of the sale.

        A sale of our shares by a "qualified shareholder" or a "qualified pension fund" that holds our shares directly (or indirectly through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. However, if a foreign investor in a "qualified shareholder" directly or indirectly, whether or not by reason of such investor's ownership interest in the "qualified shareholder," holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the

"qualified shareholder" (based on the foreign investor's percentage ownership of the "qualified shareholder") will be treated as a USRPI in the hands of the "qualified shareholder" and will be subject to FIRPTA.

        Specific wash sales rules applicable to sales of shares in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other shares during the 61-day period that begins 30 days prior to such ex-dividend date.

        If gain on the sale of our shares was subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% (15% as applied to dispositions occurring on or after February 16, 2016) of the purchase price and remit such amount to the IRS.

        Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder's investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        Legislation Relating to Payments to Certain Foreign Entities.    FATCA imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Investors are advised to consult their own tax advisors regarding this legislation. See "—Information Reporting and Backup Withholding Tax Applicable to Shareholders—Non-U.S. Holders—Withholding on Payments to Certain Foreign Entities."

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders—Generally

        In general, information-reporting requirements will apply to payments of distributions on our shares and payments of the proceeds of the sale of our shares to some U.S. shareholders, unless an exception applies. Further, the payor will be required to withhold backup withholding tax on such payments (currently at the rate of 28%) if:

  1.
  the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

  2.
  the IRS notifies the payor that the TIN furnished by the payee is incorrect;

  3.
  there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

  4.
  there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

        Some shareholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder's U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

U.S. Shareholders—Legislation Relating To Foreign Accounts

        Under FATCA certain future payments made to "foreign financial institutions" and "non-financial foreign entities" may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of their shares. See "—Information Reporting and Backup Withholding Tax Applicable to Shareholders—Non-U.S. Shareholders—Withholding on Payments to Certain Foreign Entities."

Non-U.S. Shareholders—Generally

        Generally, information reporting will apply to payments of distributions on our shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption. The proceeds from the disposition by a non-U.S. shareholder to or through the U.S. office of a U.S. or foreign broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder's foreign status and has no actual knowledge to the contrary. Generally, backup withholding does not apply in such a case.

        Generally, non-U.S. shareholders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury Regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury Regulations varies depending on the non-U.S. shareholder's particular circumstances, non-U.S. shareholders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

        Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. shareholder's federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Non-U.S. Shareholders—Withholding on Payments to Certain Foreign Entities

        FATCA imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

        The Treasury Department and the IRS have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. Under delayed effective dates provided for in the regulations and subsequent guidance, the required withholding began July 1, 2014 with respect to dividends on our shares, but will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our shares.

        If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Other Tax Consequences

Legislative or other actions affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our shares. Several REIT rules were recently amended under the Protecting Americans from Tax Hikes Act of 2015 (the "PATH Act") which was enacted on December 18, 2015. These rules were enacted with varying effective dates, some of which are retroactive. Investors should consult with their tax advisors regarding the effect of the PATH Act in their particular circumstances.

State, Local and Foreign Taxes

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. In addition, a shareholder's state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Tax Shelter Reporting

        If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4.0 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Investors should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

 LEGAL MATTERS

        The validity of the Class A common shares offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

        The consolidated financial statements and schedule of American Homes 4 Rent as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, incorporated by reference in this prospectus have been so included in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        Our website address is http://www.americanhomes4rent.com. We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider information contained on our website to be part of this prospectus or any accompanying prospectus supplement.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus and any accompanying prospectus supplement does not contain all of the information set forth in the registration statement. For further information with respect to our company and the securities to be registered, we refer you to the registration statement, including the exhibits, schedules and information incorporated by reference into the registration statement. Statements contained in this prospectus or any accompanying prospectus supplement as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to or incorporated by reference into the registration statement, each statement in this prospectus or any accompanying prospectus supplement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, and other documents that we file with the SEC, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. In addition, our SEC filings also are available electronically to the public on the SEC's website at http://www.sec.gov.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information that we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus and any accompanying prospectus supplement is automatically updated and superseded if information contained in this prospectus or any accompanying prospectus supplement modifies or replaces this information. In this prospectus, we are incorporating by reference the following documents that we filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  our Definitive Proxy Statement for our 2015 Annual Meeting of Shareholders, filed with the SEC on April 2, 2015;

  •
  our Current Report on Form 8-K, filed with the SEC on March 4, 2016; and

  •
  the description of our Class A common shares included in our Registration Statement on Form 8-A, filed with the SEC on July 19, 2013, pursuant to Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the Class A common shares to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

        We will provide free of charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. You may request a copy of these filings by contacting Investor Relations, 30601 Agoura Road, Suite 200, Agoura Hills, California 91301, by telephone at (855)-794-AH4R (2447), by e-mail at info@ah4r.com, or by visiting our website, https://americanhomes4rent.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the costs and expenses payable by us in connection with the issuance and registration of the Class A common shares being registered hereby. All amounts except the SEC registration fee are estimated.

Amount
SEC registration fee	$13,750
NYSE listing fee	28,147
Accountants' fees and expenses	20,000
Legal fees and expenses	25,000
Miscellaneous	5,000

Total	$91,897

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Maryland statute governing REITs formed under the laws of that state, or the Maryland REIT law, permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The Maryland REIT law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our declaration of trust and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former trustee or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a trustee or officer of our company and at our request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

        Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        We have entered into indemnification agreements with each of our trustees and executive officers and certain other officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.    EXHIBITS.

        The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

ITEM 17.    UNDERTAKINGS.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

      provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

    (A)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

    (B)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on March 11, 2016.

AMERICAN HOMES 4 RENT
By:	/s/ DAVID P. SINGELYN David P. Singelyn Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David P. Singelyn, Diana M. Laing, David Goldberg, Sara H. Vogt-Lowell and Stephanie Heim, and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ DAVID P. SINGELYN David P. Singelyn	Chief Executive Officer and Trustee (Principal Executive Officer)	March 11, 2016
/s/ DIANA M. LAING Diana M. Laing	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2016
/s/ B. WAYNE HUGHES B. Wayne Hughes	Non-Executive Chairman	March 11, 2016
/s/ JOHN CORRIGAN John Corrigan	Chief Operating Officer and Trustee	March 11, 2016

Signatures	Title	Date

/s/ DANN V. ANGELOFF Dann V. Angeloff	Trustee	March 11, 2016
/s/ MATTHEW J. HART Matthew J. Hart	Trustee	March 11, 2016
/s/ JAMES H. KROPP James H. Kropp	Trustee	March 11, 2016
/s/ LYNN C. SWANN Lynn C. Swann	Trustee	March 11, 2016
/s/ KENNETH M. WOOLLEY Kenneth M. Woolley	Trustee	March 11, 2016

EXHIBIT INDEX

Exhibit No.		Description
4.1		Indenture, dated November 27, 2013, among American Residential OP, L.P., as issuer, American Residential Properties, Inc., as guarantor, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to American Residential Properties, Inc.'s Current Report on Form 8-K filed November 27, 2013).

4.2		Supplemental Indenture, dated February 29, 2016, among American Homes 4 Rent, ARPI REIT, LLC, American Residential Properties OP, L.P. and U.S. Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed March 4, 2016).

4.3		Form of Global Note representing American Residential Properties OP, L.P.'s 3.25% Exchangeable Senior Notes due 2018 (included in Exhibit 4.1).

4.4		Specimen Class A Common Share Certificate of American Homes 4 Rent (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-11 (Registration Number 333-189103) filed July 19, 2013).

5.1	*	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered.

8.1	*	Opinion of Hogan Lovells US LLP regarding tax matters.

23.1	*	Consent of BDO USA, LLP

23.2	*	Consent of Hogan Lovells US LLP as to the legality of the securities being registered (included in Exhibit 5.1).

23.3	*	Consent of Hogan Lovells US LLP as to tax matters (included in Exhibit 8.1).

24.1	*	Powers of Attorney (included on the signature pages of this registration statement).

*
Filed herewith.